UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date earliest event reported): December 14, 2007

SLM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of formation)	File No. 001-13251 (Commission File Number)	52-2013874 (I.R.S. employer Identification No.)

12061 Bluemont Way, Reston, VA 20190	20190
(Address of registrant’s principal executive offices)	(zip code)
Registrant’s telephone number including area code: (703) 810-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      On December 14, 2007, the Board of Directors of SLM Corporation (the “Corporation”) appointed Albert L. Lord chief executive officer of the Corporation. C.E. Andrews, who had served as chief executive officer, was named president.
      Mr. Lord has served as chairman of the board since March 2005. In addition, since March 2005 he has been a member of Seneca Ridge Management, LLC, a private investment company. Prior to that time, Mr. Lord served as vice chairman and chief executive officer of the Corporation, beginning in 1997. He held various executive officer positions with the Corporation’s predecessor, the Student Loan Marketing Association, from 1981 to 1994. Mr. Lord also serves on the board of Bearing Point, Inc.
      Mr. Andrews joined the Corporation in February 2003 as executive vice president, accounting and risk management and began serving as executive vice president and chief financial officer in January 2006. He was appointed chief executive officer in May 2005. Prior to joining the Corporation, Mr. Andrews was a partner at Arthur Andersen from September 1984 to February 2003. Mr. Andrews also serves on the board of Six Flags, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

By: /s/ ROBERT S. LAVET
Name: Robert S. Lavet
Title: Senior Vice President and General Counsel

Dated: December 20, 2007